Exhibit 4.01

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SAID ACT.

                              TOPAZ RESOURCES, INC.

                          COMMON STOCK PURCHASE WARRANT

WARRANT NO.:                              NUMBER OF WARRANT SHARES:
SERIES A
DATE OF ISSUANCE:

Topaz Resources, Inc., a Florida corporation (the "COMPANY"), hereby certifies that, for value received, (the "HOLDER") is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) _______________ fully paid nonassessable shares of Common Stock (as defined in Section 1(a)) of the Company (the "WARRANT SHARES") at the purchase price per share provided in Section 1(a) below (the "EXERCISE PRICE"); provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and its affiliates and
(ii) exercise or conversion of the unexercised or unconverted portion of any Other Securities of the Company beneficially owned by the Holder and its affiliates (including, without limitation, any convertible notes, convertible preferred stock, warrants or rights to receive shares of Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The Holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

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Section 1.

(a) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

     "BUSINESS DAY" means any day except Saturday, Sunday and any day which is designated in the State of New York as a legal holiday or a day on which banking institutions are authorized or legally required by other government action to close.

     "COMMON STOCK" means (i) the Company's common stock, par value $.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

     "ESCROW AGENT" means Alan R. Turem, P.C. having an office at 4651 Roswell Road, Suite B-105 Atlanta, Georgia 30342.

     "EXERCISE PRICE" shall be $0.__ USD, subject to adjustment as hereinafter provided.

     "EXPIRATION DATE" means [Date].

     "HOLDER" includes the Person in whose name this Warrant has been issued or any transferee or assignee provided that such transferee or assignee has become a Holder in accordance with the provisions of this Warrant.

     "OTHER SECURITIES" means (i) those securities, convertible securities, options and warrants of the Company issued prior to, and outstanding on, the date of issuance of this Warrant, (ii) shares of Common Stock, and warrants or other securities that are convertible into or exchangeable for shares of Common Stock, issuable in connection with the subsequent acquisitions by the Company.

     "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or any other entity or organization.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "WARRANT" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

     "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of this Warrant.

(b) Other Definitional Provisions.

     (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

     (ii) When used in this Warrant, the words "HEREIN," "HEREOF," and "HEREUNDER," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "SECTION," "SCHEDULE," and "EXHIBIT" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

     (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2. Exercise of Warrant.

(a) Exercise may be done at any time during normal business hours on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Time on the Expiration Date by delivery to the Escrow Agent and the Company in the manner specified below of (i) a written notice of such Holder's election to exercise this Warrant which notice shall be in the form attached as Exhibit A hereto, (the "EXERCISE NOTICE"), and shall specify the number of Warrant Shares to be purchased and the other information set out therein, (ii) payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or by check or wire transfer payable to the Company in immediately available funds, and (iii) the surrender of this Warrant. Provided, that if such Warrant Shares are to be issued in any name other than that of the registered Holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable and the Exercise Notice shall be accompanied by such additional documentation as may be required by that Section. Such Exercise Notice, payment, Warrant and other documentation required for exercise shall be delivered to the Escrow Agent at the address set out in Section 1 with a copy of the Exercise Notice being delivered simultaneously to the Company.

(b) In the event of any exercise of the rights represented by this Warrant in compliance with Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the Holder hereof and registered in the name of, or as directed by, the Holder, shall be delivered at the Company's expense to, or as directed by, such Holder as soon as practicable after such rights shall have been so exercised, and in any event no later than five (5) Business Days after delivery of the Exercise Notice to the Escrow Agent. In the case of a dispute as to the determination of the Exercise Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one Business Day of receipt of the Holder's Exercise Notice. If the Holder and the Company are unable to agree upon the determination of the Exercise Price or arithmetic calculation of the Warrant Shares within one day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Exercise Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than two (2) Business Days from receipt of the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(c) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except
(i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the Holder thereof shall be deemed for all corporate purposes to have become the Holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such Person shall be deemed to have become the Holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

(d) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

(e) If at any time from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Warrant Shares by the Holder at such time, this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

     (A) = the VWAP, as defined below, on a trading day from 9:30 a.m. to 4:02 p.m. Eastern Time ("Trading Day") immediately preceding the date of such election;

     (B)  = the Exercise Price of this Warrant, as adjusted; and

     (X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

     "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on Nasdaq, Amex or the N.Y. Stock Exchange (a "Principal Market"), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by shareholders holding a majority of the principal amount of shares of Common Stock of the Company then outstanding.

Section 3. Covenants as to Common Stock; Certain Registrations. The Company hereby covenants and agrees as follows:

(a) This Warrant is, and any Common Stock Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Exercise Price.

(d) The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(e) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

Section 4. Taxes. The Company shall pay any and all issue or transfer taxes or other incidental expenses (but not including any income or capital taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5. Warrant Holder Deemed Not a Stock Holder. Except as otherwise specifically provided herein, no Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the Holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the Holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6. Representations of Holder. The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "ACCREDITED INVESTOR"). Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale other than pursuant to an effective registration statement or an exemption under the Securities Act and that such Holder is an Accredited Investor. Notwithstanding the foregoing, by making the representations herein, the Holder does not agree to hold the Warrant or the Warrant Shares for any minimum or other specified term and reserves the right to dispose of the Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. If such Holder cannot make such representations because they would be factually incorrect, it shall be a condition to such Holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States or state securities laws.

Section 7. Ownership and Transfer.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the register as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) The Holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) except as provided below, neither the Company nor any other Person is under any obligation to register the Common Stock Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as may be expressly set out herein.

(c) Subject to compliance with any applicable securities laws and the conditions set forth in Section 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new Holder for the purchase of Warrant Shares without having a new Warrant issued.

(d) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7, as to any transfer which may be involved in such

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
division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(e) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(f) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfers of the Warrants.

(g) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, and/or (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and/or (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 8. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a) Adjustment of Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

(b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, merger, sale of all or substantially all of the Company's assets to another Person (as defined in Section 1(a)) or other transaction which is effected in such a way that Holders of Common Stock are entitled to receive (either directly or upon subsequent

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
liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any Organic Change, the Company will make appropriate provision to ensure that each of the Holders of the Common Stock Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder's Common Stock Warrants, such shares of stock, securities or assets as may be issued or payable in the Organic Change with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Holder's Common Stock Warrants had such Organic Change not taken place (without taking into account any limitations or restrictions on exercise). In any such case, the Company will make appropriate provision with respect to such Holders' rights and interests to insure that the provisions of this Section 8 will thereafter be applicable to the Common Stock Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Common Stock Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The terms of any documents evidencing an Organic Change shall include such terms as to give effect to the tenor of this provision and evidencing the obligation to deliver to each Holder of Common Stock Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

(c) Distribution of Assets. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to the Company's stockholders as a partial liquidating dividend, by way or return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then the Holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, after the record date for determining shareholders entitled to receive such Distribution, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the Holder of such shares of Common Stock on the record date for determination of stockholders entitled to such Distribution.

(d) Notices.

     (i) Immediately upon any adjustment of the Exercise Price, the Company will give written notice thereof to the Holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (ii) The Company will give written notice to the Holder of this Warrant prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to Holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation and in no event shall such notice be provided to such Holder prior to such information being made known to the public.

     (iii) The Company will also give written notice to the Holder of this Warrant prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall such notice be provided to such Holder prior to such information being made known to the public.

Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

Section 10. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when delivered by a delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
                   Topaz Resources, Inc.
                   1012 North Masch Branch Rd.
                   Denton, Tx  76207-2057
                   Telephone: 940-243-7744
                   Telefax: 940-243-8643

If to the Holder of this Warrant:

Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

Section 11. Miscellaneous.

(a) No Voting Rights; Limitation of Liability - Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

(b) Waiver and Modification This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or Holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

(c) Headings - The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(d) Governing Law - THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA. The Holder hereby submits to the jurisdiction of the State of Nevada and agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the United States against the Company may be made upon the Escrow Agent and shall be governed by and interpreted under the laws of the State of Nevada without regard to principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first indicated above.

TOPAZ RESOURCES, INC.


By: /s/ Edward J. Munden
    -----------------------------------
Name: Edward J. Munden
Title: President & CEO


By: /s/ Robert P. Lindsay
    -----------------------------------
Name: Robert P. Lindsay
Title: COO

EXHIBIT A

                                 EXERCISE NOTICE

To: Topaz Resources, Inc.

     (1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) Payment shall take the form of (check applicable box):

          [ ] in lawful money of the United States; or

          [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(e), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(e).

     (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

     --------------------------------------------------------


The Warrant Shares shall be delivered to the following:

     --------------------------------------------------------

     --------------------------------------------------------

     --------------------------------------------------------

     (4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Dated:
                                              ----------------------------------

EXHIBIT B

                                 ASSIGNMENT FORM

                    (To assign the foregoing Warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the Warrant.)

     FOR VALUE RECEIVED, the foregoing Warrant for the purchase of ____________ Warrant Shares of Common stock of Topaz Resources, Inc. and all rights evidenced thereby are hereby assigned to whose address is
-------------------------------------------

-------------------------------------------------------------.

--------------------------------------------------------------------------------

A new Warrant for the balance of the Warrant Shares not assigned is to be reissued to the Holder.

               Dated:
                       --------------
               Holder's Signature:
                                   ----------------------------------
               Holder's Address:
                                   ----------------------------------

Signature Guaranteed or Notarized:
                                   ----------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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